EXHIBIT 99.4
Index to SemCrude Pipeline, L.L.C. Financial Statements

Independent Auditor’s Report
To the Members
SemCrude Pipeline, L.L.C.
Tulsa, Oklahoma
We have audited the accompanying financial statements of SemCrude Pipeline, L.L.C., which comprise the balance sheets as of December 31, 2013 and 2012, and the related statements of income, changes in members' equity and cash flows for each of the three years in the period ended December 31, 2013, and the related notes to the financial statements.
Management’s Responsibility for the Financial Statements
Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.
Auditor’s Responsibility
Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free from material misstatement.
An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.
We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.
Opinion
In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of SemCrude Pipeline, L.L.C., as of December 31, 2013 and 2012 and the results of its operations and its cash flows for each of the three years in the period ended December 31, 2013, in accordance with accounting principles generally accepted in the United States of America.
/s/ BDO USA, LLP
BDO USA, LLP
Dallas, Texas
June 20, 2014

SEMCRUDE PIPELINE, L.L.C.
Balance Sheets
(In thousands)

	December 31, 2013	December 31, 2012
ASSETS
Current assets:
Cash and cash equivalents	$7,908	$—
Total current assets	7,908	—
Investment in affiliate	224,095	138,970
Total assets	$232,003	$138,970

LIABILITIES AND MEMBERS' EQUITY
Current liabilities:
Payable to affiliate	$282	$—
Total current liabilities	282	—
Contingencies (Note 4)
Total members' equity	231,721	138,970
Total liabilities and members' equity	$232,003	$138,970
The accompanying notes are an integral part of these financial statements.

SEMCRUDE PIPELINE, L.L.C.
Statements of Income
(In thousands)

	Year Ended December 31, 2013	Year Ended December 31, 2012	Year Ended December 31, 2011
Revenues	$—	$—	$—
Expenses:
General and administrative	11	—	1
Gain on disposal	—	(3,500)	—
Total expenses	11	(3,500)	1
Earnings from equity method investments	45,459	36,439	15,004
Operating income	45,448	39,939	15,003
Net income	$45,448	$39,939	$15,003
The accompanying notes are an integral part of these financial statements.

SEMCRUDE PIPELINE, L.L.C.
Statements of Changes in Members' Equity
(In thousands)

Members' Equity
Balance at December 31, 2010	$151,765
Net income	15,003
Net distributions to members	(23,509)
Balance at December 31, 2011	143,259
Net income	39,939
Net distributions to members	(44,228)
Balance at December 31, 2012	138,970
Net income	45,448
Net contributions from members	47,303
Balance at December 31, 2013	$231,721
The accompanying notes are an integral part of these financial statements.

SEMCRUDE PIPELINE, L.L.C.
Statements of Cash Flows
(In thousands)

	Year Ended December 31, 2013	Year Ended December 31, 2012	Year Ended December 31, 2011

Cash flows from operating activities:
Net income	$45,448	$39,939	$15,003
Adjustments to reconcile net income to net cash
provided by operating activities:
Gain on disposal	—	(3,500)	—
Changes in assets and liabilities:
Increase (decrease) in payables to affiliates	282	—	(255)

Net cash provided by operating activities	45,730	36,439	14,748

Cash flows from investing activities:
Distributions in excess of equity earnings	12,117	8,073	12,455
Investment in affiliate	(97,242)	(3,784)	(3,694)
Proceeds from sale of non-consolidated subsidiaries	—	3,500	—

Net cash provided by (used in) investing activities	(85,125)	7,789	8,761

Cash flows from financing activities:
Net contributions from (distributions to) members	47,303	(44,228)	(23,509)

Net cash provided by (used in) financing activities	47,303	(44,228)	(23,509)

Net increase in cash and cash equivalents	7,908	—	—
Cash and cash equivalents at beginning of period	—	—	—

Cash and cash equivalents at end of period	$7,908	$—	$—

The accompanying notes are an integral part of these financial statements.

SEMCRUDE PIPELINE, L.L.C.
Notes to Financial Statements

1.    OVERVIEW
SemCrude Pipeline, L.L.C. (“SCPL”) is a Delaware limited liability company, which is a subsidiary of SemGroup Corporation (“SemGroup”). SemGroup owns one-third of SCPL directly and two-thirds indirectly through its consolidated subsidiary Rose Rock Midstream, L.P. SCPL owns a 51% interest in White Cliffs Pipeline, L.L.C. (“White Cliffs”). SemGroup serves as manager of White Cliffs. White Cliffs owns a 527-mile crude oil pipeline with origination points in Platteville, Colorado and Healy, Kansas and a termination point in Cushing, Oklahoma.
SCPL generates substantially all of its earnings through its investment in White Cliffs. SCPL accounts for its 51% ownership in White Cliffs under the equity method as the other owners have substantive rights to participate in the management of White Cliffs.
The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States. The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the amounts and disclosures in the financial statements. Although management believes these estimates are reasonable, actual results could differ materially from these estimates.
As used in these financial statements, and unless the context indicates otherwise, the term(s) “we,” “our,” “us” or like terms, refer to SCPL. SemGroup refers to SemGroup Corporation and its subsidiaries, including Rose Rock Midstream, L.P.

2.     SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
INTERCOMPANY ACCOUNTS – We participate in SemGroup’s cash management program. Under this program, cash distributed to SCPL by White Cliffs is transferred to SemGroup on a regular basis; when we use cash for contributions to White Cliffs or for other purposes, SemGroup transfers cash to SCPL to cover the payments. In addition, SemGroup incurs certain expenses on behalf of White Cliffs, which are allocated to SCPL. We pass these costs to White Cliffs. However, as the other members of White Cliffs are not responsible for the payment of these costs, we treat these costs an equity contribution to White Cliffs.
We record transactions with SemGroup and its other controlled subsidiaries to intercompany accounts. When our intercompany accounts are in a net receivable position, the balance is reported as a reduction to equity on the balance sheet. When our intercompany accounts are in a net payable position, the balance is reported as a current liability on the balance sheet. In the statements of cash flows, we report the net change in the intercompany accounts as a financing cash flow within “net distributions to/from members”. We report the net change in equity associated with these transactions as “net distributions to/from members” in the statements of changes in members' equity.
Our intercompany accounts were in a net payable position of $282 thousand at December 31, 2013. We reported this balance as payable to affiliates on the balance sheet.
There were no intercompany balances at December 31, 2012.
CONTINGENT LOSSES – We record a liability for a contingent loss when it is probable that a loss has been incurred and the amount of the loss can be reasonably estimated. We record attorneys’ fees incurred in connection with a contingent loss at the time the fees are incurred. We do not record liabilities for attorneys’ fees that are expected to be incurred in the future.
EQUITY METHOD INVESTMENTS – We account for an investment under the equity method when we have significant influence over, but not control of, the significant operating decisions of the investee. Under the equity method, we record in the statement of income our share of the earnings or losses of the investee, with a corresponding adjustment to the investment balance on our balance sheet. When we receive a distribution from an equity method investee, we record a corresponding reduction to the investment balance. At December 31, 2013 and 2012, approximately $8.7 million of our investment in White Cliffs represented equity method goodwill.
INCOME TAXES - SCPL is a pass-through entity for federal and state income tax purposes. Our earnings are allocated to our members, who are responsible for any related income taxes. Because of this, no provision for income taxes is reported in the accompanying financial statements.
SUBSEQUENT EVENTS - SCPL has evaluated subsequent events for accrual or disclosure in these financial statements through June 20, 2014, which is the date these financial statements were available to be issued.

3.     INVESTMENT IN NONCONSOLIDATED SUBSIDIARIES
We account for our 51% ownership of White Cliffs under the equity method, as the other members have substantive rights to participate in its management.

SEMCRUDE PIPELINE, L.L.C.
Notes to Financial Statements

3.     INVESTMENT IN NONCONSOLIDATED SUBSIDIARIES, Continued
In August 2012, the members of White Cliffs approved an expansion project to construct a 12" pipeline from Platteville, Colorado to Cushing, Oklahoma. The project is expected to cost approximately $300 million which will be funded by capital calls to members. Our funding requirement will be 51% of the total cost. For the years ended December 31, 2013 and 2012, we contributed approximately $95.5 million and $2.3 million, respectively, for project funding and estimate our expected remaining contributions to be $53.3 million, which will be made in 2014.
Certain summarized balance sheet information of White Cliffs is shown below (in thousands):

	December 31, 2013	December 31, 2012
Current assets	$98,457	$21,508
Property, plant and equipment, net	312,831	210,710
Goodwill	17,000	17,000
Other intangible assets, net	20,802	26,369
Total assets	$449,090	$275,587
Current liabilities	$9,648	$3,412
Members’ equity	439,442	272,175
Total liabilities and members’ equity	$449,090	$275,587
Under the equity method, we do not report the individual assets and liabilities of White Cliffs on our balance sheets. Instead, our membership interest is reflected in one line as a noncurrent asset on our balance sheets.
Certain summarized income statement information of White Cliffs for the years ended December 31, 2013, 2012 and 2011 is shown below (in thousands):

	Year Ended December 31, 2013	Year Ended December 31, 2012	Year Ended December 31, 2011
Revenue	$133,310	$108,125	$66,097
Operating, general and administrative expenses	$23,825	$14,821	$12,746
Depreciation and amortization expense	$18,668	$19,963	$20,842
Net income	$90,817	$73,341	$32,509
The equity in earnings of White Cliffs for the years ended December 31, 2013, 2012 and 2011 reported in our statement of income is less than 51% of the net income of White Cliffs for the same period. This is due to certain general and administrative expenses incurred by and allocated from SemGroup, in managing the operations of White Cliffs, which are allocated to SCPL, that the other members are not obligated to share. Such expenses are recorded by White Cliffs, and are allocated to our membership interests. White Cliffs recorded $1.8 million, $2.0 million and $3.2 million of such general and administrative expense during the years ended December 31, 2013, 2012 and 2011, respectively.

4.     CONTINGENCIES
We are a party to various other claims, legal actions, and complaints arising in the ordinary course of business. In the opinion of management, the ultimate resolution of these claims, legal actions, and complaints, after consideration of amounts accrued, insurance coverage, and other arrangements, will not have a material adverse effect on our financial position, results of operations or cash flows. However, the outcome of such matters is inherently uncertain, and estimates of our consolidated liabilities may change materially as circumstances develop.
5.     RELATED PARTY TRANSACTIONS
The employees who perform work in support of our affiliate, White Cliffs, are employees SemGroup, which charges White Cliffs for wage and benefits costs of employees who directly support White Cliffs’ operations.
White Cliffs leases storage capacity from SemGroup and pays SemGroup a fee for management services. White Cliffs paid SemGroup $2.9 million, $2.5 million and $2.2 million for such services during the years ended December 31, 2013, 2012 and 2011, respectively.
See note 3 for information related to general and administrative cost allocations from SemGroup.